Exhibit D

NOTICE OF WITHDRAWAL OF TENDER REGARDING SHARES HELD IN FS MVP PRIVATE MARKETS FUND

TENDERED PURSUANT TO THE OFFER TO PURCHASE DATED

August 3, 2026

Tender Cancellation Request

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT,
AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED
BYSS&C GIDS, INC. EITHER BY MAIL, COURIER OR
PERSONAL DELIVERY BEFORE

4:00 P.M., EASTERN TIME, ON

September 8, 2026, UNLESS THE OFFER IS EXTENDED.

THIS FORM MUST BE SUBMITTED TO WITHDRAW (i.e., CANCEL) YOUR PREVIOUSLY SUBMITTED TENDER REQUEST

Complete this Notice of Withdrawal of Tender and return it to SS&C GIDS, Inc.,

the Company’s transfer agent (the “Transfer Agent”)

The undersigned wishes to withdraw the tender of its shares of beneficial interest in FS MVP Private Markets Fund (the ‘‘Fund’’), or the tender of some of such shares that previously was submitted by the undersigned in a Letter of Transmittal, dated ____________, 2026.

A. SHAREHOLDER(S) INFORMATION

Name of Investor(s)/Entity

Account Number (If known)	SSN/Tax Id

Phone Number

Registered Holder Information (if different than above; print name exactly as it appears on the books and records of the Company maintained by SS&C GIDS, Inc., the Company’s transfer agent)*

*	For positions registered in the name of a custodian, the signature of the custodian is required. Please ensure the custodian signs this Notice of Withdrawal in the ‘‘Registered Holder Signature’’ block in Section C.

Name of Registered Holder
(e.g., custodian if shares are registered in the name of a custodian)

Tax ID No.	BIN

This Notice of Withdrawal Form is valid only in conjunction with the terms of the Offer to Purchase dated August 3, 2026

B. WITHDRAWAL REQUEST (select one option)

[ ]	All Shares owned as of the Expiration Date

[ ]	Other number of Shares*: _______________

*Provide a number of Shares, not a dollar amount.

C. AUTHORIZED SIGNATURES

The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered and indicated above will not be purchased by the Fund

If Shares are registered in the name of a custodian, the custodian of the Shares must execute this Notice of Withdrawal, and the beneficial owner of the Shares hereby authorizes and directs the custodian of the Shares to execute this Notice of Withdrawal.

Beneficial Owner Signature:

Print Name of Beneficial Owner	Print Name of Beneficial Owner

Title of Signatory if Acting in a Representative Capacity	Title of Signatory if Acting in a Representative Capacity

Signature – Beneficial Owner	Signature – Beneficial Owner

Date	Date

Registered Holder Signature (if different than above; print name exactly as it appears on the books and records of the Company maintained by SS&C GIDS, Inc., the Company’s transfer agent):

Print Name of Registered Holder

Title of Signatory

Signature – Registered Holder

Date

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED AT THE TRANSFER

AGENT’S ADDRESS BELOW

Regular Mail: FS MVP Private Markets Fund c/o SS&C GIDS, Inc. • P.O. Box 219045 • Kansas City, MO • 64121-9045 Overnight delivery: FS MVP Private Markets Fund c/o SS&C GIDS, Inc. • 801 Pennsylvania Ave., Suite 219045 • Kansas City, MO • 64105-1307